Exhibit 4.29

Dated                                          2010

PARAGON SHIPPING INC.
as Borrower

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 2
as Swap Banks

-and-

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
as Arranger, Agent and Security Trustee

___________________________

SUPPLEMENTAL AGREEMENT
___________________________

in relation to a Loan Agreement dated 30 March 2009
for a term loan facility of up to US$30,000,000
secured against m.v. "KIND SEAS"

CONSTANT & CONSTANT
2, Defteras Merarchias
185 35 Piraeus
Greece

INDEX

Clause		Page

1	DEFINITIONS	1

2	REPRESENTATIONS AND WARRANTIES	1

3	AGREEMENT OF THE CREDITOR PARTIES	2

4	CONDITIONS	2

5	VARIATIONS TO LOAN AGREEMENT	3

6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS	4

7	FEES AND EXPENSES	4

8	NOTICES	5

9	APPLICABLE LAW	5

10	THIRD PARTY RIGHTS	5

EXECUTION PAGES		6

SCHEDULE 1 LENDERS AND COMMITMENTS		8

SCHEDULE 2 SWAP BANKS		9

SCHEDULE 3 FORM OF CONFIRMATION		10

THIS SUPPLEMENTAL AGREEMENT  dated                                       2010 and made

BETWEEN:

(1)	PARAGON SHIPPING INC. as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Lenders;

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2 as Swap Banks; and

(4)	THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND as Arranger, Agent and Security Trustee,

IS SUPPLEMENTAL to a Loan Agreement dated 30 March 2009 (the "Loan Agreement") made between (i) the Borrower, (ii) the Lenders, (iii) the Swap Banks, (iv) the Arranger, (v) the Agent and (vi) the Security Trustee pursuant to which the Lenders made available to the Borrower a term loan facility of up to Thirty Million United States Dollars (US$30,000,000) upon the terms and for the purposes therein specified.

WHEREAS the Lenders, the Swap Banks, the Arranger, the Agent and the Security Trustee have agreed to give their consent, subject to the terms and conditions herein contained, to amongst other things, the rescheduling of the remaining repayment instalments of the Loan.

NOW THEREFORE IT IS HEREBY AGREED

1	DEFINITIONS

1.1	Words and expressions defined in the Loan Agreement (as hereby amended) and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this Supplemental Agreement.

1.2	In this Supplemental Agreement, unless the context otherwise requires:

"Mortgage Addendum" means the addendum to the first preferred Marshall Islands mortgage over m.v. "KIND SEAS" dated 31 March 2009 and executed by Fairplay Maritime Ltd. as owner, in favour of the Security Trustee.

1.3
Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations.  Clause headings are inserted for convenience of reference only and shall be ignored in construing this Supplemental Agreement.  References to Clauses are to clauses of this Supplemental Agreement save as may be otherwise expressly provided in this Supplemental Agreement.

2	REPRESENTATIONS AND WARRANTIES

2.1
The Borrower hereby represents and warrants to the Creditor Parties that, as at the date of this Supplemental Agreement, the representations and warranties set forth in clause 10 of the Loan Agreement (updated mutatis mutandis to the date of this Supplemental Agreement) are true and correct as if all references therein to "this Agreement" were references to the Loan Agreement as further amended by this Supplemental Agreement.

2.2	The Borrower hereby further represents and warrants to the Creditor Parties that as at the date of this Supplemental Agreement:

(a)
it is duly formed and validly existing and in goodstanding under the laws of the country of its incorporation and has full power to enter into and perform its obligations under this Supplemental Agreement to which it is a party and has complied with all statutory and other requirements relative to its business;

(b)
all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement as contemplated hereby have been obtained and will be maintained in full force and effect throughout the Security Period;

(c)
it has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this Supplemental Agreement and this Supplemental Agreement constitutes the valid and binding obligations of the Borrower enforceable in accordance with its terms;

(d)
the execution, delivery and performance of this Supplemental Agreement and all such other documents as contemplated hereby does not and will not during the Security Period constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on the Borrower or on any of its respective property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents) on any of such property or assets; and

(e)
it has fully disclosed in writing to the Creditor Parties all facts which it knows or which it should reasonably know and which are material for disclosure to the Creditor Parties in the context of this Supplemental Agreement and all information furnished by the Borrower or on its behalf relating to its business and affairs in connection with this Supplemental Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

3	AGREEMENT OF THE CREDITOR PARTIES

3.1
The Creditor Parties, relying upon each of the representations and warranties set out in Clauses 2.1 and 2.2 of this Supplemental Agreement, hereby agree with the Borrower subject to and upon the terms and conditions of this Supplemental Agreement and in particular, but without limitation, subject to and with effect from the fulfillment of the conditions precedent set out in Clause 4, to the rescheduling of the remaining instalments of the Loan in accordance with Clause 5.

3.2	The Borrower confirms that it will continue to remain liable to perform its obligations under the Loan Agreement (as hereby amended) and the Finance Documents to which it is a party.

4	CONDITIONS

4.1
The agreement of the Creditor Parties contained in Clause 3.1 of this Supplemental Agreement shall be subject to the condition that the Creditor Parties shall have received in form and substance satisfactory to the Security Trustee on behalf of the Lenders and their legal advisers on or before the signature hereof:

(a)
a certificate of a Director of the Borrower confirming the names and offices of all the Directors and/or Officers of the Borrower, and confirming that the Borrower's incorporation and constitutional documents have not been altered or amended since 23 March 2009;

(b)
true and complete copies of the resolutions passed at a meeting of the Board of Directors of the Borrower, authorising and approving the execution of this Supplemental Agreement and any other document or action to which the Borrower is a party, and authorising its appropriate officer or officers or other representatives to execute the same on its behalf;

(c)	the original of any power of attorney issued by the Borrower pursuant to such resolutions aforesaid;

(d)
certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Supplemental Agreement (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Security Trustee deems appropriate;

(e)
an original of this Agreement and the Mortgage Addendum, together with evidence that the Mortgage Addendum has been duly registered against the Ship in accordance with the laws of the Republic of The Marshall Islands;

(f)	such legal opinions as the Security Trustee may require in respect of the matters contained in this Supplemental Agreement and the Mortgage Addendum;

(g)
a duly executed confirmation from each Security Party in the form of Schedule 3 hereto, confirming that (notwithstanding the amendments made to the Loan Agreement pursuant to this Agreement) the Finance Documents to which it is a party and its obligations thereunder remain valid and binding; and

(h)	receipt by the Lenders of the amendment fee referred to in Clause 7.1 and the expenses referred to in Clause 7.2.

5	VARIATIONS TO LOAN AGREEMENT

5.1
In consideration of the agreement of the Creditor Parties contained in Clause 3.1 of this Supplemental Agreement, the Borrower hereby agrees with the Creditor Parties that the provisions of the Loan Agreement shall as of the date on which the conditions precedent set out in Clause 4 have been complied with to the satisfaction of the Creditor Parties be varied and/or amended and/or supplemented as follows:

(a)
by construing all references therein to "this Agreement" where the context admits as being references to "this Agreement as the same is amended and supplemented by the Supplemental Agreement dated                                2010 and as the same may from time to time be further supplemented and/or amended";

(b)	by inserting in clause 1.1 thereof the definition set out in Clause 1.2 hereof;

(c)	by construing the definition of "Finance Documents" set out in clause 1.1 of the Loan Agreement to include the Mortgage Addendum defined in Clause 1.2 hereof;

(d)	by deleting the definition of "Margin" in clause 1.1 thereof and replacing it with the following:-

""Margin" means two point two five per cent (2.25%) per annum;";

(e)	by deleting clause 8.1 thereof and replacing it with the following:-

" 8.1 Amount of Repayment Instalments.  The Loan shall be repaid by twenty one (21) consecutive quarterly instalments, the first three (3) of which shall be in the amount of $1,500,000 each, the next seventeen (17) of which shall be in the amount of $1,000,000 each and the final instalment of which shall be in the amount of US$8,500,000.";

(f)	by deleting clause 8.2 thereof and replacing it with the following:-

"8.2 Repayment Dates. The first instalment shall be repaid on the date falling three (3) months after the Drawdown Date and the last instalment on the date falling sixty three (63) months after the Drawdown Date.";

(g)	by deleting clause 12.4 thereof and replacing it with the following:

"12.4  Dividends and Redemption of shares.  For the avoidance of doubt, the Borrower may pay dividends and/or redeem shares during the Security Period provided that no Event of Default or Potential Event of Default has occurred or would occur as a result of any such dividend payment and/or redemption and on condition that an amount equal to at least six (6) months debt service (in the approximate sum of Thirty Five Million Dollars (US$35,000,000)) in freely available cash remains with the Borrower after any such dividend payment or redemption of shares";

(h)	by deleting paragraph (a) of clause 12.7 thereof and replacing it with the following:-

"(a)	the ratio of Total Liabilities to EBITDA shall not exceed 7:1 in 2010, 6:1 in 2011 and 5:1 in 2012 and thereafter;";

(i)	by deleting paragraph (d) of clause 12.7 thereof and replacing it with the following:-

"(d)	the Leverage Ratio shall not exceed 0.8:1 in 2010, 0.75:1 in 2011 and 0.7:1 in 2012 and thereafter."; and

(j)	by deleting paragraph (g) of clause 14.12 thereof and replacing it with the following:-

"(g)
put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed Seven Hundred and Fifty Thousand United States Dollars (US$750,000) (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on the Ship or her Earnings for the cost of such work or otherwise.".

6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS

6.1
Save for the alterations to the Loan Agreement made or to be made pursuant to this Supplemental Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Supplemental Agreement, the Loan Agreement shall remain in full force and effect and the security constituted by the Finance Documents shall continue and remain valid and enforceable in all respects.

7	FEES AND EXPENSES

7.1	The Borrower shall pay to the Agent on the date of the signing of this Supplemental Agreement an amendment fee of US$75,000.

7.2
The Borrower agrees to pay to the Creditor Parties upon demand and from time to time all costs, charges and expenses (including legal fees) incurred by the Creditor Parties in connection with the preparation, negotiation, execution and (if required) registration of, or preservation of rights under or the enforcement or attempted enforcement of, the Loan Agreement, the Finance Documents, this Supplemental Agreement or otherwise in connection with the Loan or any part thereof.

8	NOTICES

8.1	The provisions of clause 28 (Notices) of the Loan Agreement shall apply to this Supplemental Agreement as if the same were set out herein in full.

9	APPLICABLE LAW

9.1	This Supplemental Agreement shall be governed by and construed in accordance with English law.

9.2	Subject to Clause 9.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Supplemental Agreement.

9.3	Clause 9.2 is for the exclusive benefit of the Creditor Parties which reserve the right:

(a)
to commence proceedings in relation to any matter which arises out of or in connection with this Supplemental Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Borrower shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Supplemental Agreement.

9.4
The Borrower irrevocably appoints HTD Services Limited at its office for the time being, presently at Irongate House, Duke's Place, London EC3A 7HX, England to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Supplemental Agreement.

9.5
Nothing in this Clause 9 shall exclude or limit any right which the Creditor Parties may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

9.6	In this Clause 9, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure.

10	THIRD PARTY RIGHTS

10.1	A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Supplemental Agreement.

IN WITNESS WHEREOF   the parties hereto have caused this Supplemental Agreement to be duly executed the day and year first above written.

EXECUTION PAGES

BORROWER

SIGNED by	)
)
for and on behalf of	)
PARAGON SHIPPING INC.	)
in the presence of:	)

LENDERS

SIGNED by	)
)
for and on behalf of	)
THE GOVERNOR AND	)
COMPANY OF THE BANK OF	)
IRELAND	)
in the presence of:	)

ARRANGER

SIGNED by	)
)
for and on behalf of	)
THE GOVERNOR AND	)
COMPANY OF THE BANK OF	)
IRELAND	)
in the presence of:	)

AGENT

SIGNED by	)
)
for and on behalf of	)
THE GOVERNOR AND	)
COMPANY OF THE BANK OF	)
IRELAND	)
in the presence of:	)

SECURITY TRUSTEE

SIGNED by	)
)
for and on behalf of	)
THE GOVERNOR AND	)
COMPANY OF THE BANK OF	)
IRELAND	)
in the presence of:	)

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Lending Office	Commitment
The Governor and Company of the Bank of Ireland	10.2 Head Office A3 10.3 Lower Baggot Street 10.4 Dublin 2 Ireland	$30,000,000

SCHEDULE 2

SWAP BANKS

Swap Bank	Booking Office

The Governor and Company of the Bank of Ireland	Colvill House
Talbot Street
Dublin 1
Ireland

SCHEDULE 3

Form OF CONFIRMATION

[                            ] 2010

We hereby confirm and acknowledge we have read and understood the terms and conditions of the Supplemental Agreement dated [                               ] 2010 (the "Supplemental Agreement") and agree in all respects to the same and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement (as amended by the Supplemental Agreement).

____________________

[                                       ]